Exhibit 1.4

STAG INDUSTRIAL, INC.

Common Stock

(Par Value $0.01 Per Share)

EQUITY DISTRIBUTION AGREEMENT

Dated: December 14, 2012

STAG Industrial, Inc.

(a Maryland corporation)

Common Stock

(Par Value $.01 Per Share)

EQUITY DISTRIBUTION AGREEMENT

December 14, 2012

UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

STAG Industrial, Inc., a Maryland corporation (the “Company”), and STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), each confirms its agreement (this “Agreement”) with UBS Securities LLC (“UBS Securities”), as follows:

SECTION 1. Description of Securities.

Each of the Company and the Operating Partnership agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through UBS Securities, acting as agent and/or principal, shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $75,000,000 (the “Maximum Amount”). The issuance and sale of the Securities through UBS Securities will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company under the Securities Act of 1933, as amended (collectively with the rules and regulations thereunder, the “Securities Act”).

The Company has filed, in accordance with the provisions of the Securities Act, with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-181290), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, which shelf registration statement has become effective under the Securities Act and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities to the base prospectus included as part of such registration statement (the “Prospectus Supplement”). The Company will furnish to UBS Securities, for use by UBS Securities, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act (the “Rule 430B Information”), is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Securities pursuant to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G hereto, in each case in the form furnished (electronically or otherwise) to UBS Securities for use in connection with the offering of the Securities.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Securities by UBS Securities outside of the United States.

The Company will contribute the Net Proceeds (as defined in Section 6(b)) from the sale of the Securities from time to time pursuant to this Agreement to the Operating Partnership, and in exchange therefor, at each Settlement Date (as defined in Section 6(b)), the Operating Partnership will issue to the Company units of limited partnership interest in the Operating Partnership (“OP Units”).

The Company and the Operating Partnership have also entered into separate equity distribution agreements (collectively, the “Alternative Distribution Agreements”), dated as of even date herewith, with RBC Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC (collectively, the “Alternative Managers”). The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.

SECTION 2. Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify UBS Securities by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from UBS Securities set forth on Exhibit B, as such Exhibit B may be amended from time to time.

If UBS Securities wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, UBS Securities will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to UBS Securities, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and UBS Securities set forth on Exhibit B) setting forth the terms that UBS Securities is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or UBS Securities until the Company delivers to UBS Securities an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and UBS Securities set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of UBS Securities’ acceptance of the terms of the Placement Notice or upon receipt by UBS Securities of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any commission, discount or other compensation to be paid by the Company to UBS Securities, when UBS Securities is acting as agent, in connection with the sale of the Placement Securities shall be determined in accordance with the terms set forth in Exhibit C. The amount of any commission, discount or other compensation to be paid by the Company to UBS Securities, when UBS Securities is acting as principal, in connection with the sale of the Placement Securities shall be as separately agreed among the parties hereto at the time of any such sales. It is expressly acknowledged and agreed that neither the Company nor UBS Securities will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to UBS Securities and either (i) UBS Securities accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 3. Sale of Placement Securities by UBS Securities.

Subject to the provisions of Section 6(a), UBS Securities, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). UBS Securities will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to UBS Securities pursuant to Section 2 with respect to such sales, and the Net Proceeds payable to the Company, with an itemization of the deductions made by UBS Securities (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), UBS Securities may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the New York Stock Exchange (“NYSE”), on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), UBS Securities may also sell Placement Securities by any other method permitted by law, including but not limited to privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

SECTION 4. Suspension of Sales. The Company or UBS Securities may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice or any Placement Securities sold under either Alternative Distribution Agreement. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership jointly and severally represents and warrants to UBS Securities as of the date hereof and as of each Representation Date (as defined in Section 7(n)) on which a certificate is required to be delivered pursuant to Section 7(n) of this Agreement, as of each Applicable Time and as of each Settlement Date, and agrees with UBS Securities, as follows:

(1)  Registration Statement and Prospectuses.  The Company meets the requirements for use of Form S-3 under the Securities Act and the Securities have been and remain eligible for registration by the Company on such shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge (without further inquiry), contemplated.  The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, at each deemed effective date with respect to UBS Securities pursuant to Rule 430B(f)(2) under the Securities Act and as of each Settlement Date, complied and will comply in all material respects at the time it became effective with the requirements of the Securities Act.  Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto), any supplement or any prospectus wrapper prepared in connection therewith, and the Prospectus complied in all material respects at the time it was filed with the Securities Act.  Each preliminary prospectus and the Prospectus delivered to UBS Securities for use in connection with the offering of any Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

(2)  Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at the times they became effective, at each deemed effective date with respect to UBS Securities pursuant to Rule 430B(f)(2) under the Securities Act, at each Applicable Time and at each Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus (nor any one or more Issuer Free Writing Prospectuses when considered together with the Prospectus) nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of filing with the Commission pursuant to Rule 424(b) under the Securities Act, at each Applicable Time or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Prospectus or such Issuer Free Writing Prospectus when considered together with the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto (including any prospectus wrapper)), made in reliance upon and in conformity with written information furnished to the Company by UBS Securities expressly for use therein.

(3)  Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus including any document incorporated or deemed incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(4)  Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer.

(5)  Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (“PCAOB”).

(6)  Financial Statements; Non-GAAP Financial Measures.  The financial statements included or incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, together with the related schedules and notes, present fairly in all material respects: (1) the financial position of the Company and subsidiaries on a consolidated basis at the dates indicated, (2) the financial position of the Company’s predecessor, which consists of certain of the Company’s properties that were contributed upon the closing of the Company’s initial public offering by STAG Investments III, LLC on a combined basis at the dates indicated and the statements of operations, equity (deficit) and cash flows of the Company’s predecessor for the periods specified, (3) the statements of revenue and certain expenses for the properties that were contributed upon the closing of the Company’s initial public offering by STAG Investments IV, LLC and STAG GI Investments, LLC on a combined basis for the periods specified; (4) the several statements of revenue and certain expenses for the properties that were contributed upon the closing of the Company’s initial public offering by STAG GI Investments, LLC for the periods specified and (5) the several statements of revenue and certain expenses for the properties acquired by the Company and its subsidiaries since the closing of the Company’s initial public offering or the acquisition of which are considered probable with respect to which financial statements are included or incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein.  Any selected financial data or summary financial information included or incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  No other financial statements or supporting schedules of the Company or any of its subsidiaries are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act.  All disclosures contained in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, if any,

fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(7)  No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (including all of the properties), whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to such entities considered as one enterprise or incurred any liability or obligation, direct or contingent, that is material to such entities considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock and the Company’s 9.0% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, in each case in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of the capital stock or other equity interest of such entities.

(8)  Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus and to enter into and perform its obligations under this Agreement and, as the sole member of the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(9)  Good Standing of the Operating Partnership.  The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus and to enter into and perform its obligations under this Agreement; and the Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  The Company is the sole member of the sole general partner of the Operating Partnership.  The aggregate percentage interests of the Company and the limited partners in the Operating Partnership is set forth in the Registration Statement and the Prospectus.  The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 20, 2011, as amended by the First Amendment thereto, dated as of November 2, 2011, is in full force and effect.

(10)  Good Standing of Subsidiaries.  Each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, except where the failure to be in good standing would not result in a Material Adverse Effect, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus.  Each subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.  All of the issued and outstanding capital stock or other ownership interests of each subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than (i) as described in the Registration Statement and the Prospectus, (ii) any security interest, mortgage, pledge, lien, encumbrance, claim or equity in connection with indebtedness described in the Registration Statement and the Prospectus and (iii) any security interest, mortgage, pledge, lien, encumbrance, claim or equity that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  None of the outstanding shares of capital stock or other ownership interests of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.  The Company does not own or control, directly or indirectly, any corporation, association or other entity that is or will be a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) other than the entities listed on Exhibit 21 to the most recent Annual Report on Form 10-K incorporated by reference into the Registration Statement.  For the purposes of this Agreement, “subsidiary” means each direct and indirect subsidiary of the Company, including, without limitation, the Operating Partnership.

(11)  Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to (i) this Agreement or the Alternative Distribution Agreements, (ii) pursuant to reservations, agreements, employee benefit plans or dividend reinvestment or stock purchase plans referred to in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus (as defined in Section 19), (iii) pursuant to the exercise, redemption, or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus, including OP Units or LTIP units in the Operating Partnership), or (iv) unregistered issuances not required to be disclosed pursuant to the Exchange Act, the Securities Act or any regulation promulgated thereunder.  The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.  The issued and outstanding OP Units have been duly authorized for issuance by the Operating Partnership to the Company and are validly issued and fully paid.  The issuance of such OP Units was exempt from registration or qualification under the Securities Act and applicable state securities laws.  None of such OP Units were issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership or any other person or entity. The OP Units to be issued by the Operating Partnership to the Company in connection with the contribution of the Net Proceeds from the sale of the Securities from time to time pursuant to this Agreement to the Operating Partnership will be duly authorized for issuance by the Operating Partnership to the holders thereof and will be validly issued and fully paid.  The issuance of such OP Units will be exempt from registration or qualification under the Securities Act and applicable state securities laws.  None of such OP Units to be issued will be in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership or any other person or entity.  Except as set forth in the Registration Statement and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s or its subsidiaries’ capital stock, including OP Units or other ownership interests of the Operating Partnership.

(12)  Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(13)  Authorization and Description of Securities.  The Securities to be sold through UBS Securities, as principal or agent, have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive, resale rights, rights of first refusal or other similar rights of any securityholder of the Company.  The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.  No holder of Securities will be subject to personal liability solely by reason of being such a holder.  The form of certificate used to evidence the Securities will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(14)  Registration Rights.  Except as set forth in the Registration Statement and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the Securities Act.

(15)  Absence of Violations, Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement by the Company and the Operating Partnership and their consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the Company’s issuance and sale of the Securities from time to time pursuant to this Agreement or the Alternative Distribution Agreements and its use of the Net Proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) have been duly authorized by all necessary corporate or other action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect) or the provisions of the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(16)  Absence of Labor Dispute.  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(17)  Employee Benefits.  (i) The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates would have any liability; (iii) the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; and (iv) each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”) is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, in the cases of (i), (ii), and (iii), as would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Company or such subsidiary is a member.

(18)  Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which is required to be disclosed in the Registration Statement, or which would reasonably be expected to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company and its subsidiaries of their obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(19)  Accuracy of Descriptions.  The statements in the Registration Statement and the Prospectus under the headings “Description of Capital Stock,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” and “Material Federal Income Tax Considerations” insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects.

(20)  Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required.

(21)  Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or any subsidiary of its obligations hereunder, in connection with its offering, issuance or sale of the Securities hereunder or its consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the rules of the NYSE, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(22)  Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect.  The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(23)  Title to Personal Property.  The Company and its subsidiaries have good and marketable title to, or have valid and marketable rights to lease or otherwise use, all items of personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(24)  Property.  (i) The Company and its subsidiaries have good and marketable fee simple title (or in the case of ground leases, a valid leasehold interest) to all real property owned by them and the improvements (exclusive of improvements owned by tenants or by landlords, if applicable) located thereon, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement and the Prospectus, (B) will not, singly or in the aggregate, materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (C) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) except as otherwise set forth in or described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect, all of the leases and subleases of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries hold properties described in the Registration Statement and the Prospectus, are in full force and effect and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; (iii) except as otherwise set forth in or described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect, the mortgages and deeds of trust encumbering the properties are not convertible into debt or equity securities of the entity owning such property or of the Company or any of its subsidiaries, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or its subsidiaries; (iv) none of the Company or any of its subsidiaries has received from any Governmental Entities any written notice of any condemnation of or zoning change affecting the properties or any part thereof, and none of the Company or any of its subsidiaries knows of any condemnation or zoning change affecting the properties which is threatened and, in each case, which if consummated would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (v) each of the properties complies with all applicable codes, ordinances, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the properties), except for failures to the extent disclosed in the Registration

Statement and the Prospectus and except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; (vi) neither the Company nor any subsidiary has received written notice of proposed material special assessment or any proposed change in any property tax, zoning or land use law or availability of water affecting any property that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (vii) to the knowledge of the Company and its subsidiaries, except as set forth in or described in the Registration Statement and the Prospectus or reflected in the pro forma financial statements, and except as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect, there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the leases.

(25)  Title Insurance. Title insurance in favor of the Company, the Operating Partnership and the subsidiaries has been obtained with respect to each property owned by any such entity, except where the failure to maintain such title insurance would not have a Material Adverse Effect.

(26)  Mortgages; Deeds of Trust.  The Company has provided to UBS Securities true and complete copies of all credit agreements, mortgages, deeds of trust, guaranties, side letters, and other documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company or any of its subsidiaries (collectively, the “Loan Documents”), and none of the Company and its subsidiaries that is party to any of the Loan Documents is in default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default by any of them under any of the Loan Documents, except as otherwise set forth in the Registration Statement and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect.

(27)  Environmental Laws.  Except as described in the Registration Statement and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, mold or any hazardous materials as defined by or regulated under any Environmental Laws, as defined below (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.  Except as otherwise set forth in the Registration Statement and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company and the Operating Partnership, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv) lead based paints; (v) mold or other airborne contaminants; or (vi) dry-cleaning facilities in, on, under, or about any property owned, directly or indirectly by the Company or its subsidiaries.

In the ordinary course of their business, the Company and its subsidiaries periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company and its subsidiaries have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in the Registration Statement and the Prospectus.

(28)  Accounting Controls and Disclosure Controls.  The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement and the Prospectus, since December 31, 2011, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(29)  Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”), including the establishment and maintenance of disclosure controls and procedures, Section 402 related to loans and Sections 302 and 906 related to certifications.

(30)  Federal Tax Status.  Commencing with its taxable year ended December 31, 2011, the Company has been organized and owned in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and has operated in a manner that has enabled it to meet the requirements for qualification and taxation as a REIT under the Code.  The organization, ownership and method of operation of the Company as described in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable years ending December 31, 2012 and thereafter.  The Company has qualified as a REIT under the Code for the Company’s taxable years ended December 31, 2011 and intends to so qualify thereafter, and the Company does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT under the Code during any such time.  All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization, ownership and method of operation set forth in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus are true, correct and complete in all material respects.  The Operating Partnership has been, is and will be treated as a partnership within the meaning of Sections 7701(a)(2) and 761(a) of the Code and not as a publicly traded partnership taxable as a corporation under Section 7704 of the Code.

(31)  Payment of Taxes. The Company and its current (and, with respect to (A) and (B), former) subsidiaries (A) have paid all material federal, state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all material tax returns or extensions thereof required to be filed through the date hereof, and all such tax returns are correct and complete in all material respects, and (C) have established adequate reserves for all material taxes that have accrued but are not yet due and payable.  The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.  No tax deficiency has been asserted against the Company or any of its current or former subsidiaries, nor does any such entity know of any tax deficiency that is likely to be asserted and, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect.

(32)  Transfer Taxes.  Except as disclosed in the Registration Statement and the Prospectus, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities from time to time as contemplated by this Agreement.

(33)  Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated or proposed to be operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(34)  Insurance.  The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business and in such amounts as is commercially reasonable for the value of the properties owned, in the aggregate, by the Company and its subsidiaries, and all such insurance is in full force and effect.  Neither the Company nor the Operating Partnership has any reason to believe that it or any subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(35)  Investment Company Act.  Neither the Company nor the Operating Partnership is required, or upon the issuance and sale of the Securities from time to time as herein contemplated and the application of the Net Proceeds therefrom as described in the Registration Statement and the Prospectus will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(36)  Actively Traded Security.  The shares of Common Stock are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(37)  Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(38)  Foreign Corrupt Practices Act.  None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of such entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(39)  Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(40)  No Conflict with OFAC Laws.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representatives of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the Net Proceeds of the sale of the Securities, or lend, contribute or otherwise make available such Net Proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(41)  Distribution of Offering Material.  The Company and its subsidiaries have not distributed and will not distribute any offering material in connection with the offering or sale of the Securities to be sold hereunder by UBS Securities as principal or agent for the Company, other than the Prospectus or any

Permitted Free Writing Prospectus (as defined in Section 19) reviewed and consented to by UBS Securities.

(42)  Restrictions on Distributions.  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company or the Operating Partnership, from making any other distribution on such subsidiary’s equity interests or from repaying to the Company any loans or advances to such subsidiary from the Company, except as described in or contemplated by the Registration Statement and the Prospectus.

(43)  No Finder’s Fee.  Except for the compensation payable by the Company to UBS Securities in connection with the offering of the Securities from time to time contemplated herein or as otherwise disclosed in the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(44)  Listing on NYSE. As of each Settlement Date, the Securities to be sold by the Company from time to time hereunder will be duly listed and admitted and authorized for trading on the NYSE, subject only to official notice of issuance.

(45)  Absence of Certain Relationships.  No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, which is required to be described in the Registration Statement or the Prospectus which is not so described.  The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(46)  No Integration.  Neither the Company nor the Operating Partnership has sold or issued any securities that would be integrated with the offering of Securities pursuant to the Securities Act or the interpretations thereof by the Commission.

(47)  Lending Relationship.  Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of UBS Securities and (ii) does not intend to use any of the Net Proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of UBS Securities.

(48) Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and, to the knowledge of the Company, such data are accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(b) Certificates. Any certificate signed by any officer of the Company and delivered to UBS Securities or to counsel for UBS Securities shall be deemed a representation and warranty by the Company and the Operating Partnership, as the case may be, to UBS Securities as to the matters covered thereby.

SECTION 6. Sale and Delivery to UBS Securities; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon UBS Securities’ acceptance of the terms of a Placement Notice or upon receipt by UBS Securities of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, UBS Securities, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Operating Partnership acknowledges and agrees that (i) there can be no assurance that UBS Securities will be successful in selling Placement Securities, (ii) UBS Securities will incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Placement Securities for any reason other than a failure by UBS Securities to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) UBS Securities shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by UBS Securities in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate offering price received by UBS Securities at which such Placement Securities were sold, after deduction for (i) UBS Securities’ commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to UBS Securities hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting UBS Securities’ or its designee’s account (provided UBS Securities shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, UBS Securities will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereto, it will (i) hold UBS Securities harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to UBS Securities any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. The Securities shall be in such denominations and registered in such names as UBS Securities may request in writing at least one full business day before the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless UBS Securities shall otherwise instruct.

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement and each of the Alternative Distribution Agreements, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to UBS Securities in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to UBS Securities in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternative Distribution Agreements, exceed the Maximum Amount.

(f) Limitation on Managers. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only one of UBS Securities or an Alternative Manager on any single given day, but in no event more than one, and the Company shall in no event request that UBS Securities and one or both of the Alternative Managers sell Securities on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.

(g) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to UBS Securities given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Securities, and UBS Securities shall not be obligated to offer or sell any Securities, (i) during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings or revenue results (each, an “Earnings Announcement”), (ii) except as provided in Section 6(h) below, at any time from and including an Announcement Date through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Company and UBS Securities, for purposes of (i) and (ii) above, such period shall be deemed to end 24 hours after the relevant Filing Time.

(h) If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to UBS Securities (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to UBS Securities, and obtain the consent of UBS Securities to the filing thereof (such consent not to be unreasonably withheld), (ii) provide UBS Securities with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(n), (o), (p), (q), (r), (s) and (t) hereof; respectively, (iii) afford UBS Securities the opportunity to conduct a due diligence review in accordance with Section 7(l) hereof and (iv) file such Earnings 8-K with the Commission.  The provisions of clause (ii) of Section 6(g) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 hereof and (B) other than as set forth in this Section 6(h), this Section 6(h) shall in no way affect or limit the operation of the provisions of clauses (i) and (iii) of Section 6(g), which shall have independent application.

SECTION 7. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership jointly and severally covenants with UBS Securities as follows:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by UBS Securities under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify UBS Securities promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon UBS Securities’ request, any amendments or supplements to the Registration Statement or Prospectus that, in UBS Securities’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by UBS Securities (provided, however, that the failure of UBS Securities to make such request shall not relieve the Company of any obligation or liability hereunder, or affect UBS Securities’ right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to UBS Securities within a reasonable period of time before the filing and UBS Securities has not reasonably objected thereto (provided, however, that the failure of UBS Securities to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect UBS Securities’ right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement) and the Company will furnish to UBS Securities at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)).

(b) Notice of Commission Stop Orders. The Company will advise UBS Securities, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to UBS Securities and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act, in each case as soon as reasonably practicable and in such quantities and at such locations as UBS Securities may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to UBS Securities to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to UBS Securities will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for UBS Securities or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify UBS Securities to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to UBS Securities such number of copies of such amendment or supplement as UBS Securities may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, prevailing at that subsequent time, not misleading, the Company will promptly notify UBS Securities to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with UBS Securities, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as UBS Securities may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to UBS Securities the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Company and the Operating Partnership will use the Net Proceeds received by them from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by UBS Securities under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i) Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) Notice of Other Sales. During the pendency of any Placement Notice (as amended by the corresponding Acceptance, if applicable) given hereunder, the Company shall provide UBS Securities notice as promptly as reasonably possible (and, in any event, at least two (2) business days) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Securities offered pursuant to the provisions of this Agreement or the Alternative Distribution Agreements) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire shares of Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or shares of Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, including shares of Common Stock issuable upon redemption of OP Units, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, or (iii) the issuance or sale of shares of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such is disclosed to UBS Securities in advance.

(l) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by UBS Securities or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as UBS Securities may reasonably request.

(m) Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q, in its Annual Report on Form 10-K and/or in a Current Report on Form 8-K, the number of Placement Securities sold through UBS Securities, the Net Proceeds to the Company and the compensation payable by the Company to UBS Securities with respect to such Placement Securities.

(n) Representation Dates; Certificates. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to UBS Securities as principal on a Settlement Date and:

(1) each time the Company:

(i)            files the Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;

(ii)           files an Annual Report on Form 10-K under the Exchange Act;

(iii)          files a Quarterly Report on Form 10-Q under the Exchange Act; or

(iv)          files a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement, to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; and

(2) at any other time reasonably requested by UBS Securities (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(n) shall be a “Representation Date”), the Company shall furnish UBS Securities with a certificate, in the form attached hereto as Exhibit E as promptly as possible and in no event later than three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide UBS Securities with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or UBS Securities sells any Placement Securities, the Company shall provide UBS Securities with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.

(o) Opinion of Counsel for Company and the Operating Partnership. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to UBS Securities as principal on a Settlement Date, as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to UBS Securities a written opinion of Hunton & Williams LLP, counsel for the Company and the Operating Partnership, dated the date that the opinion is required to be delivered, in the form attached hereto as Exhibit D-1, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, such counsel may furnish UBS Securities with a letter to the effect that UBS Securities may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p) Opinion of Tax Counsel for Company and the Operating Partnership. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to UBS Securities as principal on a Settlement Date, as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to UBS Securities a written opinion of Hunton & Williams LLP, tax counsel for the Company and the Operating Partnership, dated the date that the opinion is required to be delivered, in the form attached hereto as Exhibit D-2, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, such counsel may furnish UBS Securities with a letter to the effect that UBS Securities may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q) Manager Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to UBS Securities as principal on a Settlement Date, as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, UBS Securities shall have received the favorable opinion of Goodwin Procter LLP, counsel to UBS Securities, dated the date that the opinion is required to be delivered, in customary form and substance satisfactory to UBS Securities, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(r) Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to UBS Securities as principal on a Settlement Date, as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause its independent accountants to furnish UBS Securities a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to UBS Securities, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(s)  Chief Financial Officer’s Certificate.  On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to UBS Securities as principal on a Settlement Date, as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to UBS Securities a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to UBS Securities and its counsel, dated the date that the certificate is required to be delivered.

(t)  General Counsel’s Certificate.   On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to UBS Securities as principal on a Settlement Date, as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to UBS Securities a certificate of the General Counsel of the Company, in form and substance satisfactory to UBS Securities and its counsel, dated the date that the certificate is required to be delivered, substantially similar to the form attached hereto as Exhibit F, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(u)  Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than UBS Securities; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(v) Compliance with Laws. The Company, the Operating Partnership and the subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of the subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(w) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(x) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and UBS Securities in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than UBS Securities in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by UBS Securities as principal or agent hereunder.

(y) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify UBS Securities and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(z) Qualification and Taxation as a REIT. The Company will use its best efforts to continue to qualify for taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(aa) Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by UBS Securities under the Securities Act or the Exchange Act in connection with the sale of such Securities, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

(bb) Rights to Refuse Purchase. If, to the knowledge of the Company, all filings required by Rule 424 under the Securities Act in connection with the offering of the Securities shall not have been made or the representations and warranties of the Company and the Operating Partnership in Section 5 hereof shall not be true and correct on any applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as a result of an offer to purchase solicited by UBS Securities the right to refuse to purchase and pay for such Securities.

SECTION 8. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the certificates for the Placement Securities to UBS Securities, including any stock, transfer or other taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Placement Securities to UBS Securities, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the qualification of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees, (v) the preparation, printing and delivery to UBS Securities of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by UBS Securities to investors, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the filing fees incident to the review by FINRA of the terms of the sale of the Securities, (viii) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE, and (ix) if Securities having an aggregate offering price of $25,000,000 or more have not been offered and sold under this Agreement and/or the Alternative Distribution Agreements by the first anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse UBS Securities and the Alternative Managers for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel incurred by UBS Securities and the Alternative Managers in connection with the transactions contemplated by this Agreement (the “Expenses”); provided, however, that the Expenses shall not exceed an aggregate under this Agreement and the Alternative Distribution Agreements of $100,000. Any Expenses shall be due and payable by the Company within five (5) business days of the Determination Date.

(b) Termination of Agreement. If this Agreement is terminated by UBS Securities in accordance with the provisions of Section 9 or Section 13(a)(i) or (iii) (with respect to the first clause only) hereof, the Company shall reimburse UBS Securities for its Expenses; unless Securities having an aggregate offering price of $25,000,000 or more have previously been offered and sold under this Agreement and/or the Alternative Distribution Agreements; provided, however, that the Expenses shall not exceed an aggregate under this Agreement and the Alternative Distribution Agreements of $100,000.

SECTION 9. Conditions of UBS Securities’ Obligations. The obligations of UBS Securities hereunder with respect to a Placement will be subject to the continuing accuracy of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company, the Operating Partnership or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of the subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that results in the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any Issuer Free Writing Prospectus containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. UBS Securities shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in UBS Securities’ opinion is material, or omits to state a fact that in UBS Securities’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change to the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and its subsidiaries considered as one enterprise.

(e) Opinion of Counsel for Company and the Operating Partnership. UBS Securities shall have received the favorable opinions of Hunton & Williams LLP, counsel for the Company and the Operating

Partnership, required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

(f)  Opinion of Tax Counsel for Company and the Operating Partnership. UBS Securities shall have received the favorable opinions of Hunton & Williams LLP, tax counsel for the Company and the Operating Partnership, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(g) Opinion of Counsel for UBS Securities. UBS Securities shall have received the favorable opinion of Goodwin Procter LLP required to be delivered pursuant to Section 7(q) on or before the date on which the delivery of such opinion is required pursuant to Section 7(q).

(h) Representation Certificate. UBS Securities shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(i) Accountant’s Comfort Letter. UBS Securities shall have received the Comfort Letter required to be delivered pursuant Section 7(r) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(r).

(j)  Chief Financial Officer’s Certificate.  UBS Securities shall have received the certificate of the Chief Financial Officer of the Company  required to be delivered pursuant to Section 7(s) on or before the date on which delivery of such certificate is required pursuant to Section 7(s).

(k)  General Counsel’s Certificate.  UBS Securities shall have received the certificate of the General Counsel of the Company  required to be delivered pursuant to Section 7(t) on or before the date on which delivery of such certificate is required pursuant to Section 7(t).

(l) Approval of Listing. The Placement Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(m)  No Objection.  Prior to the issuance of any Placement Notice, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(n) No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(o) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), counsel for UBS Securities shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(p) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(q) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by UBS Securities by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 20 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Indemnification.

(a) Indemnification by the Company. The Company and the Operating Partnership agree, jointly and severally, to indemnify and hold harmless UBS Securities, its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each an “Affiliate”), its selling agents and each person, if any, who controls UBS Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by UBS Securities), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by UBS Securities expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification by UBS Securities. UBS Securities agrees to indemnify and hold harmless the Company and the Operating Partnership, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by UBS Securities expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by UBS Securities, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

(d) Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and UBS Securities, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of UBS Securities, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and UBS Securities, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership, on the one hand, and the total commissions received by UBS Securities, on the other hand, bear to the aggregate public offering price of the Securities.

The relative fault of the Company and the Operating Partnership, on the one hand, and UBS Securities, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by UBS Securities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and UBS Securities agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, UBS Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it pursuant to this Agreement exceeds the amount of any damages which UBS Securities has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any who controls UBS Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and UBS Securities’ Affiliates and selling agents shall have the same rights to contribution as UBS Securities, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Operating Partnership, subject in each case to the preceding two paragraphs.

For purposes of this Section 11, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any subsidiary of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of UBS Securities or controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of the Securities to UBS Securities.

SECTION 13. Termination of Agreement.

(a) Termination; General. UBS Securities may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and the subsidiaries, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of UBS Securities, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE Amex, the

NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. Subject to Section 13(f) hereof, the Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Termination by UBS Securities. Subject to Section 13(f) hereof, UBS Securities shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Placement Securities through UBS Securities on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the Maximum Amount.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by UBS Securities or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, and Section 20 hereof shall survive such termination and remain in full force and effect.

SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to UBS Securities shall be directed to UBS Securities LLC, 299 Park Avenue, 36th Floor New York, New York  10171, Attention: Bethany Ropa; notices to the Company and the Operating Partnership shall be directed to it at 99 High Street, 28th Floor, Boston, Massachusetts 02110, Attention: Gregory W. Sullivan, Chief Financial Officer, fax no. (617) 574-0052.

SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon UBS Securities, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than UBS Securities, the Company, the Operating Partnership and their respective successors and the controlling persons and officers, directors, employees or affiliates referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of UBS Securities, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers, directors, employees or affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from UBS Securities shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Securities.

SECTION 17. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. Permitted Free Writing Prospectuses. Each of the Company and the Operating Partnership represents, warrants and agrees that, unless it obtains the prior consent of UBS Securities, and UBS Securities represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by UBS Securities or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G hereto are Permitted Free Writing Prospectuses.

SECTION 20. Absence of Fiduciary Relationship. Each of the Company and the Operating Partnership, severally and not jointly, acknowledges and agrees that:

(a) UBS Securities is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company, the Operating Partnership or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and UBS Securities, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not UBS Securities has advised or is advising the Company and/or the Operating Partnership on other matters, and UBS Securities has no obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities set forth in this Agreement was not established by UBS Securities;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) UBS Securities has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e) it is aware that UBS Securities and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership and UBS Securities has no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise;

(f)  UBS Securities and its respective affiliates may engage in trading in the Common Stock for their own account or for the account of its clients at the same time as sales of the Placement Securities occur pursuant to this Agreement; and

(g) it waives, to the fullest extent permitted by law, any claims it may have against UBS Securities for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that UBS Securities shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Operating Partnership, employees or creditors of the Company or the Operating Partnership.

SECTION 21. Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Partnership and UBS Securities hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 22. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 23. Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 24. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 25.  Amendments and Waivers. Any provision or requirement of this Agreement may be waived or amended in any respect by a writing signed by the parties hereto. No waiver or amendment shall be enforceable against any party hereto unless in writing and signed by the party against which such waiver is claimed. A waiver of any provision or requirement of this Agreement shall not constitute a waiver of any other term and shall not affect the other provisions of this Agreement. A waiver of a provision or requirement of this Agreement will apply only to the specific circumstances cited therein and will not prevent a party from subsequently requiring compliance with the waived provision or requirement in other circumstances.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among UBS Securities, the Operating Partnership and the Company in accordance with its terms.

Very truly yours,

STAG Industrial, Inc.

By:	/s/ Benjamin S. Butcher
Name:	Benjamin S. Butcher
Title:	CEO, President

STAG Industrial Operating Partnership, L.P.

By:	STAG Industrial GP, LLC,
as the sole general partner

By:	STAG Industrial, Inc.,
as the sole member

By:	/s/ Benjamin S. Butcher
Name:	Benjamin S. Butcher
Title:	CEO, President

CONFIRMED AND ACCEPTED, as of the date first above written:

UBS Securities LLC

By:	/s/ Bethany Ropa
Name:	Bethany Ropa
Title:	Director

By:	/s/ Mike Hollman
Name:	Mike Hollman
Title:	Associate Director

[Signature Page to Equity Distribution Agreement]

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject: Equity Distribution—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among STAG Industrial, Inc. (the “Company”), STAG Industrial Operating Partnership, L.P. (the “Operating Partnership”) and UBS Securities LLC (“UBS Securities”), dated December 14, 2012 (the “Agreement”), the Company hereby requests that UBS Securities sell [      ] shares of the Company’s common stock, par value $0.01 per share, at a minimum market price of $[      ] per share.

The Company hereby confirms that, as of the date of this Placement Notice, neither the Prospectus, nor any Issuer Free Writing Prospectus, when taken together with the Prospectus, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY UBS SECURITIES, AND/OR THE CAPACITY IN WHICH UBS SECURITIES MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH).]

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